Exhibit 10.23

DATALINK CORPORATION

RESTRICTED STOCK AWARD AGREEMENT

                THIS RESTRICTED STOCK AWARD AGREEMENT (the “Award Agreement”) is made as of the        day of               , 2004 (the “Grant Date”), by and between Datalink Corporation, a Minnesota corporation (the “Company”), and                                     (the “Grantee”).

                The Company and the Grantee agree as follows:

1.             Grant of Restricted Stock.  Effective as of the Grant Date, the Company hereby awards to the Grantee a total of              shares of common stock, par value $.001 per share, of the Company (the “Common Stock”), subject to the conditions and restrictions set forth in this Award Agreement (the “Restricted Stock”).

2.             Additional Definitions.  For purposes of this Award Agreement, the following additional definitions shall apply:

                (a)           “Beneficial Ownership” is computed by reference to Rule 13d-3 under the Exchange Act.

                (b)           “Board” means the Board of Directors of the Company.

                (c)           “Change of Control” means the happening of any of the following events:

                                (i)            An acquisition of outstanding or newly issued Company securities that results in any Person having Beneficial Ownership of more than 50% (other than any Person who, as of the Grant Date, already has Beneficial Ownership of at least 25%) of either (x) the then Outstanding Company Common Stock or (y) the combined voting power of the then Outstanding Company Voting Securities;  or

                                (ii)           A change in the composition of the Board in connection with a tender or exchange offer, a Corporate Transaction or a direct purchase of securities from the Company such that (i) the individuals who, as of the Grant Date, constitute the Incumbent Board cease to constitute at least a majority of the Board or (ii) a majority of the individuals who, as of the Grant Date, constitute the Incumbent Board resign or are removed from the Board;  or

                                (iii)          The approval by the shareholders of the Company of a Corporate Transaction or, if consummation of such Corporate Transaction is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation);  excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the Beneficial Owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will Beneficially Own, directly or indirectly, more than 50% of the outstanding shares of common stock, or more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the company resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or such corporation resulting from such Corporate Transaction) will Beneficially Own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed with respect to the Company prior to the Corporate Transaction and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the board of directors of the corporation resulting from such Corporate Transaction;  or

                                (iv)          The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

                (d)           “Change of Control Price” means the higher of (i) the highest reported closing price of a share of Common Stock in any transaction reported on the Nasdaq Stock Market during the 30-day period prior to and including the date of a Change of Control or (ii) if the Change of Control is the result of a tender or exchange offer, a Corporate Transaction or a direct purchase of securities from the Company, the highest price per share of Common Stock paid in such tender or exchange offer, Corporate Transaction or direct purchase of securities.

                If the Change of Control is the result of a direct purchase of securities from the Company for a consideration consisting in whole or in part other than cash, then:

                                (i)            insofar as the purchase consideration consists of securities and the value of such securities is not determinable by reference to a separate agreement, (A) if the securities are then traded on a national securities exchange or the Nasdaq Stock Market (or a similar national quotation system), then the value shall be computed based on the average of the closing prices of the securities on such exchange or system over the thirty (30)-day period ending on the date of receipt by the Company, (B) if the securities are actively traded over-the-counter, then the value shall be computed based on the average of the closing bid prices over the thirty (30) day ending on the date of receipt by the Company and (C) if there is no active public market, then the value shall be computed based on the fair market value thereof on the date of receipt by the Company, as determined in good faith by the Board and

                                (ii)           insofar as the purchase consideration consists of property other than cash and securities, then the value shall be computed at the fair market value thereof at the time of such issuance, as determined in good faith by the Board.

                (e)           “Committee” means (i) the Board, during any period in which there shall be no Compensation Committee of the Board comprised of two or more non-employee directors or during any other period during which the Board elects to exercise the authority of the Committee, or (ii) the Compensation Committee of the Board, during all other periods.

                (f)            “Corporate Transaction” means a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation.

                (g)           “Determination Date” means the last day of any two consecutive fiscal quarters after the Grant Date.

                (h)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

                (i)            “Incumbent Board” means the members of the Company’s Board of Directors on the Grant Date.

                (j)            “Outstanding Company Common Stock” means, as of a particular date, the number of shares of the Company’s Common Stock then outstanding.

                (k)           “Outstanding Company Voting Securities” means, as of a particular date, those voting securities of the Company entitled to vote generally in the election of directors then outstanding.

                (l)            “Person” means an individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act.

                (m)          “Publicly Announces” means that the Company has issued a press release and/or filed information on a periodic, quarterly or annual report with the U.S. Securities and Exchange Commission.

                (n)           “Return on Invested Capital” means, as of any particular Determination Date, a fraction (expressed as a percentage), the numerator of which is the two times the amount of positive net income of the Company (as adjusted in accordance with the following sentence) for the two consecutive fiscal quarters ended on the Determination Date, and the denominator of which is the sum of (x) the Company’s total stockholders’ equity as of the Determination Date (as adjusted in accordance with the second sentence below) and (y) the Company’s long-term debt as of the Determination Date, in each case, as such financial metrics (except as to the adjustments in the next two sentences) are Publicly Announced by the Company.  For purposes of the prior sentence, the Publicly Announced net income amount for the applicable two consecutive fiscal quarters shall be increased by (i) any stock option expense or amortization amount charged during such quarters that relates to option or other equity grants made prior to the Grant Date and (ii) any restricted stock expense or amortization amount charged during such quarters on account of vesting of any Restricted Stock pursuant to Sections 5(b) or 5(c) of this Agreement or the similar provisions of any other similar restricted stock grant agreement.  Further, for purposes of the first sentence, the Publicly Announced total stockholders’ equity as of the Determination Date shall be increased by an amount equal to the positive net income of the Company (as adjusted in accordance with the preceding sentence) for the two consecutive fiscal quarters ended on the Determination Date.

                (o)           “Securities Act” means the Securities Act of 1933, as amended.

                (p)           “Service” means employment with the Company or any of its subsidiaries.

                (q)           “Restricted Period” means the period commencing on the Grant Date and ending the fifth anniversary of the Grant Date.

3.             Rights Regarding Restricted Stock.  The Restricted Stock issued to Grantee shall constitute issued and outstanding shares of the Company’s Common Stock for all corporate purposes.  Except as provided by Section 4 below, the Grantee will have the right to (a) vote the Restricted Stock, (b) receive and retain dividends and distributions, if any, that the Company designates, pays and distributes generally with respect to its Common Stock and (c) exercise all other rights, powers and privileges of a holder of Common Stock with respect to such Restricted Stock.

4.             Restrictions on Restricted Stock.  Despite the above, the Grantee’s rights to fully enjoy the ownership of the Restricted Stock is subject to Grantee’s vesting in the Restricted Stock as provided by Section 5 below.  Pending such vesting, the Grantee’s ownership of the Restricted Stock is subject to the following:

                (a)           Company Retention of Unvested Restricted Stock.  When issuing the Restricted Stock, the Company shall register the Restricted Stock in the name of the Grantee, but shall hold the stock certificate, together with a stock power endorsed by the Grantee in blank, pending vesting by Grantee in all or a portion of the Restricted Stock.  If at the end or during the Restricted Period, the Grantee vests in all or a portion of the Restricted Stock, the Company will promptly reissue a certificate representing the vested portion of the Restricted Stock and deliver such certificate to Grantee.  Any such reissued certificate shall contain a legend prohibiting sale or other transfer of the shares of Common Stock without registration under the Securities Act or an exemption therefrom.

                (b)           Company Retention of Dividends and Distributions on Unvested Restricted Stock.  In the event that the Company declares and pays a dividend or other distribution on its Common Stock, the Company shall retain custody of all such dividends and distributions (the “Retained Distributions”) made or declared with respect to the unvested portion of the Restricted Stock.  The Company is not required to segregate the Retained Distributions in a separate or interest-bearing account, but payment thereof by the Company upon vesting of the Restricted Stock shall be a general, unsecured obligation of the Company.  If at the end or during the Restricted Period, the Grantee vests in all or a portion of the Restricted Stock, the Company shall promptly pay or distribute to Grantee (without any interest) the portion of the Retained Distributions held by the Company that relate to the vested portion of the Restricted Stock.

                (c)           Restriction on Transfer of Restricted Stock.  Except for a transfer without consideration to a trust for the benefit of the Grantee and/or the Grantee’s spouse and children (and then only if the trust agrees to be bound by the restrictions of this Agreement on the Restricted Stock so transferred), the Grantee may not sell, assign, transfer, pledge, exchange, encumber or dispose of the Restricted Stock or any Retained Distributions or the Grantee’s interest in any of them until vested therein.

5.             Vesting of Restricted Stock.  The Grantee will vest in all or a portion of the Restricted Stock (and the Retained Distributions, if any, related thereto), as follows:

                (a)           Service-Based Vesting.  The Grantee will vest in all of the Restricted Stock (and the Retained Distributions, if any, related thereto) on the last date of the Restricted Period if the Grantee has been in continuous Service with the Company from the Grant Date to such date.

                (b)           Vesting Upon Financial Milestone Achievements.  All or a portion of the Restricted Stock (and the Retained Distributions, if any, related thereto) will vest earlier upon the Company’s achievement of certain financial milestones during the Restricted Period, as follows:

                                (i)            One-third of the Restricted Stock (and the Retained Distributions, if any, related thereto) will vest on the date that the Company Publicly Announces it has positive income from operations (as adjusted in accordance with the following sentence) for two consecutive fiscal quarters ending after the Grant Date.  For purposes of the prior sentence, the Publicly Announced income from operations amount for the applicable two consecutive fiscal quarters shall be increased by (i) any stock option expense or amortization amount charged during such quarters that relates to option or other equity grants made prior to the Grant Date and (ii) any restricted stock expense or amortization amount charged during such quarters on account of vesting of any Restricted Stock pursuant to Sections 5(b) or 5(c) of this Agreement or the similar provisions of any other similar restricted stock grant agreement;

                                (ii)           One-third of the Restricted Stock (and the Retained Distributions, if any, related thereto) will vest on the date the Company Publicly Announces financial results that, as of any particular Determination Date, represent an achievement of (x) at least a 5% Return on Invested Capital as of the Determination Date and (y) positive income from operations (as adjusted in accordance with the last sentence of subsection (i) above) for each of the two consecutive fiscal quarters ended on the Determination Date;  and

                                (iii)          One-third of the Restricted Stock (and the Retained Distributions, if any, related thereto) will vest on the date the Company Publicly Announces financial results that, as of any particular Determination Date, represent an achievement of (x) at least a 10% Return on Invested Capital as of the Determination Date and (y) positive income from operations (as adjusted in accordance with the last sentence of subsection (i) above) for each of the two consecutive fiscal quarters ended on the Determination Date.

                As a further condition of vesting, the Grantee must be in continuous Service with the Company from the Grant Date to the date of Public Announcement as described above.  The Company may achieve one or more of the above financial milestones simultaneously.  For example, if the Company achieved a 10% Return on Invested Capital as of December 31, 2005, and this milestone was based on positive income from operations (adjusted in the manner described above) during each of the third and fourth quarters of 2005, the Grantee would vest in 100% of the Restricted Stock (and all Retained Distributions, if any) on the date that the Company Publicly Announces these operating results.

                (c)           Vesting Upon Change of Control.  All of the Restricted Stock (and all Retained Distributions, if any) will vest upon a Change of Control event that occurs during the Restricted Period, but only if (i) the Grantee has been in continuous Service with the Company since the Grant Date to the date of the Change of Control and (ii) the Change of Control Price exceeds $______ (the closing price of the Company’s Common Stock on the Grant Date).  However, if the Change of Control event is an event described in Section 2(c)(ii) above, then vesting under this subsection (c) will occur if the Grantee is in continuous Service to the date of the Change of Control, regardless of the Change of Control Price.

                (d)           Effect of Termination of Service.  In the event Grantee’s Service with the Company ceases for any reason whatsoever (except a Change of Control), this Award Agreement shall immediately terminate and be of no force and effect and all Restricted Stock awarded to the Grantee (and the related Retained Distributions, if any) that has not previously vested shall be forfeited as of the date of such termination.

6.             Cancellation of Unvested Restricted Stock and Retained Distributions.  The Company will cancel any Restricted Stock and Retained Distributions that Grantee has not vested in by the earlier of (i) the last day of the Restricted Period, (ii) the Grantee’s termination of Service with the Company for any reason or (iii) a Change of Control.  In addition, if the Committee determines that Grantee has breached any of the restrictions, terms or conditions provided in this Award Agreement or established by the Committee with respect to any Restricted Stock or Retained Distributions, the Grantee will forfeit such Restricted Stock and Retained Distributions.

7.             No Code Section 83(b) Election.  The Grantee shall not make an election, under Section 83(b) of the Internal Revenue Code of 1986, as amended, to include an amount in income in respect of the Restricted Stock.

8.             Non-Alienation of Benefits.  Other than pursuant to a qualified domestic relations order, no right or benefit under this Award Agreement shall be subject to transfer, anticipation, alienation, sale, assignment, pledge, encumbrance or charge, whether voluntary, involuntary or by operation of law, and any attempt to transfer, anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void.

9.             No Guarantee of Continued Service.  Nothing contained in this Award Agreement, and no action of the Company or the Committee with respect hereto, shall confer or be construed to confer on the Grantee any right to continue in the Service of the Company.

10.           Binding Effect.  This Award Agreement shall bind and inure to the benefit of and be enforceable by the Grantee, the Company and their respective permitted successors and assigns (including personal representatives, heirs and legatees), except that the Grantee may not assign any rights or obligations under this Award Agreement except to the extent and in a manner expressly provided herein.

11.           Governing Law.  This Award Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Minnesota, exclusive of its conflict of laws rules.

12.           Entire Agreement.  This Award Agreement contains the entire agreement between the parties hereto with respect to the Restricted Stock granted herein and replaces and makes null and void any prior agreements, oral or written, between the Grantee and the Company regarding the Restricted Stock awarded herein.

                IN WITNESS WHEREOF, the undersigned have hereunto affixed their signatures.

Datalink Corporation	Grantee:

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